UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

HYPERION DEFI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38365	47-1178401
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3090 Nowitzki Way
Suite 300
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 393-6684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On September 28, 2026 (the “Payoff Date”), Hyperion DeFi, Inc., formerly known as Eyenovia, Inc. (the “Company”) voluntarily repaid in full all outstanding obligations under the Loan and Security Agreement, dated November 22, 2022 with Avenue Capital Management II, L.P., as administrative and collateral agent, Avenue Venture Opportunities Fund, L.P. as a lender and Avenue Venture Opportunities Fund II, L.P. as a lender, (as amended and supplemented, the "Loan Agreement"). The Loan Agreement provided for term loans in an aggregate principal amount of up to $15.0 million to be delivered in multiple tranches. In connection with the repayment, the Loan Agreement and all related loan documents were terminated, all liens and security interests securing the obligations thereunder, including any liens on the Company's assets, were released, and all commitments thereunder were terminated, except for those provisions that by their terms survive termination.

The aggregate payoff amount was approximately $8.6 million. The Company did not incur any early termination penalties in connection with the repayment. The repayment was funded with the proceeds from the sale of HYPE tokens described in Item 8.01 below and cash on hand.

Other than the Loan Agreement and related loan documents, there is no material relationship between the Company or its affiliates and the Lenders (as defined under the Loan Agreement).

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and its amendments and supplements, copies of which were filed as Exhibits 10.30 and 10.31 to the Annual Report on Form 10-K filed by the Company on March 31, 2023 (the “2022 Annual Report”) and on Forms 8-K filed by the Company on November 25, 2024, February 24, 2025, June 5, 2025 and June 24, 2025 and the Subscription Agreements, copies of which were filed as Exhibit 10.32 to the 2022 Annual Report and Exhibit 10.2 to the Form 8-K filed by the Company on November 25, 2024.

Item 2.02 Results of Operations and Financial Condition.

The Company announced that as of September 30, 2026, it had approximately $14.5 million in cash, cash equivalents and USDC stablecoin.

The cash, cash equivalents and USDC stablecoin information above is based on preliminary unaudited information and management estimates for the fiscal period ended September 30, 2026, is not a comprehensive statement of our financial results as of and for the fiscal period ended September 30, 2026, and is subject to completion of our financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

Pursuant to the rules and regulations of the SEC, the information provided in this Item 2.02 of this Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless otherwise expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

On October 2, 2026, the Company issued a press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Sale of HYPE Tokens

During the three months ended September 30, 2026, the Company sold a total of 200,000 HYPE and HYPE liquid staking tokens. Net of dispositions and staking rewards, as of September 30, 2026, the Company holds an aggregate of 1.85 million Gross HYPE tokens.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyperion DeFi, Inc.

Date:	October 2, 2026	By:	/s/ Hyunsu Jung
Hyunsu Jung Chief Executive Officer